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                                  Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Simonds Industries Inc.:

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.




                                             Arthur Andersen LLP

Boston, Massachusetts
September 1, 1998